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                                                                     Exhibit 4.2
                                                                     -----------

THIS WARRANT HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT OR EXEMPTION FROM REGISTRATION UNDER THE FOREGOING LAWS. ACCORDINGLY, THIS WARRANT MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF WITHOUT (I) AN OPINION OF COUNSEL SATISFACTORY TO MGI PHARMA, INC. THAT SUCH SALE, TRANSFER OR OTHER DISPOSITION MAY LAWFULLY BE MADE WITHOUT REGISTRATION UNDER THE SECURITIES ACT OF 1933 AND APPLICABLE STATE SECURITIES LAWS OR (II) SUCH REGISTRATION.

                                     FORM OF
                          COMMON STOCK PURCHASE WARRANT

       To Purchase ____________ Shares of Common Stock of MGI PHARMA, Inc.


         For value received, ____________________ (the "Investor") is entitled to purchase from MGI PHARMA, Inc., a Minnesota corporation (the "Company") at any time and from time to time after the date hereof until 5:00 p.m., Minneapolis local time, on December 1, 2007 (the "Expiration Date") up to ____________ fully paid and non-assessable shares (the "Warrant Shares") of Common Stock of the Company (the "Common Stock"). The per share purchase price of the Warrant Shares (the "Exercise Price") shall be $____ The Exercise Price and the number of shares for which this Warrant is exercisable shall be subject to adjustment as provided herein.

         This Warrant is subject to the following terms and conditions:

         1. Authorization of Shares. The Company covenants that all shares of Common Stock which may be issued upon the exercise of rights represented by this Warrant will, upon exercise of the rights represented by this Warrant, be duly authorized, validly issued, fully paid and nonassessable and free from all taxes, liens and charges in respect of the issue thereof (other than taxes in respect of any transfer occurring contemporaneously with such issue).

         2. Exercise of Warrant. Exercise of the purchase rights represented by this Warrant may be made at any time or times, in whole or in part, before the Expiration Date, or such earlier date on which this Warrant may terminate as provided in paragraph 11 below, by the surrender of this Warrant and the Notice of Exercise annexed hereto duly executed, to the office of the Company (or such other office or agency of the Company as it may designate by notice in writing to the registered holder hereof at the address of such holder appearing on the books of the Company) and upon payment of the Exercise Price of the shares thereby purchased; whereupon the holder of this Warrant shall be entitled to receive a certificate for the number of shares of Common Stock so purchased and a new Warrant for any unexercised portion of the surrendered Warrant in substantially the same form hereof. Certificates for shares purchased hereunder and any new warrant issued upon surrender hereof shall be delivered to the holder hereof within three business days after the date on which this Warrant shall have been exercised. Payment of the Exercise Price of the shares may be by certified check or cashier's check or by wire transfer (of

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same day funds) to the Company in an amount equal to the Exercise Price multiplied by the number of shares being purchased.

         3. No Fractional Shares. No fractional shares shall be issued upon the exercise of this Warrant. In lieu of issuing fractional shares, the Company shall round up to the nearest whole share the number of Warrant Shares due upon exercise of this Warrant.

         4. Charges, Taxes and Expenses. Issuance of certificates for shares of Common Stock upon the exercise of this Warrant shall be made without charge to the holder hereof for any issue or transfer tax or other incidental expense in respect of the issuance of such certificate, all of which taxes and expenses shall be paid by the Company, and such certificates shall be issued in the name of the Investor or in such name or names as may be directed by the holder of this Warrant; provided, however, that in the event certificates for shares of Common Stock are to be issued in a name other than the name of the Investor, this Warrant when surrendered for exercise shall be accompanied by the Assignment Form attached hereto duly executed by the holder hereof; and provided further, that upon any transfer involved in the issuance or delivery of any certificates for shares of Common Stock, the Company may require, as a condition thereto, the payment of a sum sufficient to reimburse it for any transfer tax incidental thereto.

         5. Closing of Books. The Company will at no time close its shareholder books or records in any manner which interferes with the timely exercise of this Warrant.

         6. No Rights as Shareholder until Exercise. This Warrant does not entitle the holder hereof to any voting rights or other rights as a shareholder of the Company prior to the exercise hereof. If, however, at the time of the surrender of this Warrant and purchase the holder hereof shall be entitled to exercise this Warrant, the shares so purchased shall be and be deemed to be issued to such holder as the record owner of such shares as of the close of business on the date on which this Warrant shall have been exercised.

         7. Investment Representations. The Investor agrees and acknowledges that it is acquiring this Warrant and will be acquiring the Warrant Shares for its own account and not with a view to any resale or distribution other than in accordance with federal and state securities laws. The Investor is an "accredited investor" within the meaning of Regulation D promulgated under the Securities Act of 1933, as amended (the "Securities Act").

         8. Assignment and Transfer of Warrant. This Warrant may be assigned by the surrender of this Warrant and the Assignment Form annexed hereto duly executed at the office of the Company (or such other office or agency of the Company as it may designate by notice in writing to the registered holder hereof at the address of such holder appearing on the books of the Company); provided, however, that this Warrant may not be resold or otherwise transferred except (i) in a transaction registered under the Securities Act, or (ii) in a transaction pursuant to an exemption, if available, from such registration and whereby, if requested by the Company, an opinion of counsel reasonably satisfactory to the Company is obtained by the holder of this Warrant to the effect that the transaction is so exempt.

         9. Loss, Theft, Destruction or Mutilation of Warrant. The Company represents and warrants that upon receipt by the Company of evidence reasonably satisfactory to it of the loss,

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theft, destruction or mutilation of any Warrant or stock certificate, and in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it, and upon reimbursement to the Company of all reasonable expenses incidental thereto, and upon surrender and cancellation of such Warrant or stock certificate, if mutilated, the Company will make and deliver a new Warrant or stock certificate of like tenor and dated as of such cancellation, in lieu of this Warrant or stock certificate.

         10. Saturdays, Sundays, Holidays, etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall be a Saturday, Sunday or a legal holiday, then such action may be taken or such right may be exercised on the next succeeding day not a legal holiday.

         11. Consolidation, Merger or Sale of Assets. If, prior to the exercise of this Warrant, the Company shall at any time consolidate with or merge into another corporation, the holder of this Warrant will thereafter receive, upon the exercise thereof in accordance with the terms of this Warrant, the securities or property to which the holder of the number of shares of Common Stock then deliverable upon the exercise of this Warrant would have been entitled upon such consolidation or merger, and the Company shall take such steps in connection with such consolidation or merger as may be necessary to assure that the provisions hereof shall thereafter be applicable, as nearly as reasonably may be, in relation to any securities or property thereafter deliverable upon the exercise of the Warrant. The Company or the successor corporation, as the case may be, shall execute and deliver to the holder of this Warrant a supplemental agreement so providing. A sale of all or substantially all the assets of the Company for a consideration (apart from the assumption of obligations) consisting primarily of securities shall be deemed a consolidation or merger for the foregoing purposes. The provisions of this Section 11 shall similarly apply to successive mergers or consolidations or sales or other transfers.

         12. Stock Dividends, Subdivisions, Combinations and Reclassifications. In case the Company shall at any time after the date hereof (i) declare a dividend on the Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, (iii) combine the outstanding Common Stock into a smaller number of shares, or (iv) issue any shares of its capital stock in a reclassification of the Common Stock (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing corporation), the Exercise Price in effect at the time of the record date for such dividend or of the effective date of such subdivision, combination or reclassification, and/or the number and kind of shares of capital stock issuable upon exercise of this Warrant on such date shall be proportionately adjusted so that the holder of this Warrant after such time shall be entitled to receive upon exercise of this Warrant the aggregate number and kind of shares of capital stock which, if such Warrant had been exercised immediately prior to such date and at a time when the Common Stock transfer books of the Company were open, such holder would have owned upon such exercise and been entitled to receive by virtue of such dividend, subdivision, combination or reclassification. Such adjustment shall be made successively whenever any event listed above shall occur.

         13. Notice of Adjustment. Whenever the number of Warrant Shares or number or kind of securities or other property purchasable upon the exercise of this Warrant or the Exercise Price is adjusted, as herein provided, the Company shall promptly give the holder of this Warrant

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notice of such adjustment or adjustments setting forth the number of Warrant
Shares (and other securities or property) purchasable upon the exercise of this Warrant and the Exercise Price of such Warrant Shares after such adjustment, setting forth a brief statement of the facts requiring such adjustment and setting forth the computation by which such adjustment was made. Such notice, in absence of manifest error, shall be conclusive evidence of the correctness of such adjustment.

         14. Authorized Shares. The Company covenants that during the period the Warrant is outstanding, it will reserve from its authorized and unissued Common Stock a sufficient number of shares of Common Stock to provide for the issuance of Common Stock upon the exercise of any purchase rights under this Warrant. The Company further covenants that its issuance of this Warrant shall constitute full authority to its officers or agents who are charged with the duty of executing stock certificates to execute and issue the necessary certificates for shares of the Company's Common Stock upon the exercise of the purchase rights under this Warrant. The Company will take all such reasonable action as may be necessary to assure that such shares of Common Stock may be issued as provided herein without violation of any applicable law or regulation, or of any requirements of the domestic securities exchange or market upon which the Common Stock may be listed.

         15. Miscellaneous.

                  (a) Issue Date; Choice of Law; Jurisdiction and Venue. The provisions of this Warrant shall be construed and shall be given effect in all respects as if it had been issued and delivered by the Company on the date hereof. This Warrant shall be binding upon any successors or assigns of the Company. This Warrant will be construed and enforced in accordance with and governed by the laws of the State of Minnesota, without reference to principles of conflicts of law. The Company hereby consents to the non-exclusive jurisdiction of any court in the State of New York, County of New York and waives any objection based on venue or forum non conveniens with respect to any action arising under or related to this Warrant.

                  (b) Restrictions. The holder hereof acknowledges that the Warrant Shares acquired upon the exercise of this Warrant, if not registered (or if no exemption from registration exists), will have restrictions upon resale imposed by state and federal securities laws. Any certificate evidencing the Warrant Shares issuable upon exercise hereof will bear a legend indicating that such securities have not been registered under the Securities Act or under any state securities laws and may not be sold or offered for sale in the absence of an effective registration statement as to the securities under the Securities Act and any applicable state securities law or an opinion of counsel reasonably satisfactory to the Company that such registration is not required.

                  (c) Modification and Waiver. This Warrant and any provisions hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of the same is sought.

                  (d) Notices. All notices, requests, consents and other communications hereunder will be in writing, will be mailed (i) if within the United States by first-class registered

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         or certified airmail, or nationally recognized overnight express courier, postage prepaid, by facsimile or e-mail, or (ii) if delivered from outside the United States, by international express courier, facsimile or e-mail. All such notices will be deemed given (A) if delivered by first-class registered or certified mail, three business days after so mailed, (B) if delivered by nationally recognized overnight carrier, one business day after so mailed, (C) if delivered by International Federal Express, two business days after so mailed, and (D) if delivered by facsimile or e-mail, upon electronic confirmation of receipt and will be delivered as addressed to the e-mail address furnished by the parties to each other or by mail as follows:

                  If to the Company, to:

                           MGI PHARMA, Inc.
                           5775 West Old Shakopee Road
                           Suite 100
                           Bloomington, Minnesota 55437
                           Attn:  William C. Brown, Chief Financial Officer

                  With a copy to:

                           Dorsey & Whitney, LLP
                           Suite 1500
                           50 South Sixth Street
                           Minneapolis, Minnesota 55402
                           Attn:  Timothy S. Hearn, Esq.

                  If to the Investor, to:

                           Deerfield Management Company
                           780 Third Avenue--37th Floor
                           New York, New York 10017
                           Attn: Arnold Snider

                  With a copy to:

                           Seward & Kissel LLP
                           One Battery Park Plaza
                           New York, New York 10004
                           Attn:  Gary Wolfe, Esq.

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         IN WITNESS WHEREOF, the Company has caused this Warrant to be executed and delivered by a duly authorized officer.

Dated: December 2, 2002

                                        MGI PHARMA, INC.

                                        By:
                                            -----------------------------------
                                        Name:
                                              ---------------------------------
                                        Title:
                                               --------------------------------
Name and Address of Investor:
-----------------------------

-----------------------------

-----------------------------

-----------------------------


                                      B-6

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                               NOTICE OF EXERCISE

To: MGI PHARMA, INC.

         (1) The undersigned hereby elects to purchase ________ shares of Common Stock of mgi pharma, inc. pursuant to the terms of the attached Warrant, and tenders herewith payment of the purchase price in full, together with all applicable transfer taxes, if any.

         (2) Please issue a certificate or certificates representing said shares of Common Stock in the name of the undersigned or in such other name as is specified below:

                                          -------------------------------
                                          (Name)

                                          -------------------------------
                                          (Address)

                                          -------------------------------
Dated:


------------------------
Signature

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                                 ASSIGNMENT FORM

                    (To assign the foregoing warrant, execute
                   this form and supply required information.
                 Do not use this form to exercise the warrant.)

         FOR VALUE RECEIVED, the foregoing Warrant and all rights evidenced thereby are hereby assigned to

_______________________________________________ whose address is

_____________________________________________________________________________.



_____________________________________________________________________________


                                                      Dated:  ______________,



                           Holder's Signature:
                                               ------------------------------
                           Holder's Address:
                                               ------------------------------

                                               ------------------------------



Signature Guaranteed: ___________________________________________



NOTE: The signature to this Assignment Form must correspond with the name as it appears on the face of the Warrant, without alteration or enlargement or any change whatsoever, and must be guaranteed by a bank or trust company. Officers of corporations and those acting in a fiduciary or other representative capacity should file proper evidence of authority to assign the foregoing Warrant.